Exhibit 32.2

Certification Pursuant to Section 1350 of Chapter 63
of Title 18 of the United States Code

I, Terrance J. Lillis, Senior Vice President and Chief Financial Officer of Principal Financial Group, Inc., certify that (i) the Form 10-Q for the quarter ended March 31, 2013, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-Q for the quarter ended March 31, 2013, fairly presents, in all material respects, the financial condition and results of operations of Principal Financial Group, Inc.

/s/ Terrance J. Lillis
Terrance J. Lillis
Senior Vice President and Chief Financial Officer
Date: May 1, 2013